UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Granite Ridge Resources, Inc.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
N/A

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 25, 2023

The 2023 Annual Meeting of Stockholders of Granite Ridge Resources, Inc. (the “Annual Meeting”) will be hosted virtually at 10 a.m., Central Time, on May 25, 2023, via live webcast https://www.cstproxy.com/graniteridge/2023. At the Annual Meeting, stockholders will consider and vote on the following:
1.
To elect the three nominees for Class I Directors named in the accompanying proxy statement, to serve until the 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.
To ratify the appointment of FORVIS LLP (formerly BKD, LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote (i) “FOR” the election of each of the nominees to the Board and (ii) “FOR” the ratification of the appointment of FORVIS LLP as independent auditors.
The Board of Directors has fixed March 31, 2023 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Please allow ample time for the online check-in process.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or by submitting your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope you will receive.
By Order of the Board of Directors

Luke C. Brandenberg President and Chief Executive Officer
Dallas, Texas
April 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the Granite Ridge Resources, Inc.
Stockholder Meeting to be Hosted Virtually on May 25, 2023
The Proxy Materials, including our 2022 Annual Report, are available at https://ir.graniteridge.com.

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GRANITE RIDGE RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Hosted Virtually on May 25, 2023

This proxy statement contains information related to the Granite Ridge Resources, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “Granite Ridge” and “the Company” refer to Granite Ridge Resources, Inc., a Delaware corporation that was formed on May 9, 2022. Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. Our principal offices are located at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.
Meeting Date and Location
The Annual Meeting will be hosted virtually at 10:00 a.m., Central Time, on May 25, 2023, via live webcast at https://www.cstproxy.com/graniteridge/2023. This proxy statement is first being made available to our stockholders beginning on April 12, 2023. You can find supplemental information about the Annual Meeting at https://ir.graniteridge.com.
Outstanding Securities
Only holders of record of our common stock, par value $0.0001 per share, at the close of business on March 31, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 133,161,981 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.
Proxy Voting
Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of our independent auditors. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card, or their substitutes, will vote in their discretion on such matters.
Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by either of these methods, read this proxy statement, have your Notice of Internet Availability or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote upon the following matters:
1.
To elect the three director nominees named in this proxy statement to serve as Class I Directors until the 2026 Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

2.
To ratify the appointment of FORVIS LLP (formerly BKD, LLP) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will report on our business and financial performance during the year ended December 31, 2022, and respond to your questions regarding the same.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record as of the record date are entitled to virtually attend the Annual Meeting.
Stockholders of Record.   If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly or to vote virtually at the Annual Meeting.
Street Name Stockholders.   If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your bank, broker or other nominee) and your bank, broker or other nominee is considered the stockholder of record with respect to those shares. As the beneficial owner of shares held in street name (or the “street name stockholder”), you have the right to direct your bank, broker or other nominee how to vote and are also invited to attend the virtual Annual Meeting. However, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from the stockholder of record giving you the right to vote the shares. Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to do this.
How many votes can I cast?
You are entitled to one vote for each share of common stock you owned on the record date on each matter presented at the Annual Meeting.
How do I vote my shares?
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Stockholders of Record:   Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Telephone or via the Internet.   You may submit a proxy, by telephone (from U.S. and Canada only) or via the Internet, by following the instructions included on the Notice of Internet Availability you received by mail. If you are a beneficial owner of shares held in street name, your ability to vote by telephone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record. Telephone and Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Central Time, the day before the Annual Meeting.

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By Mail.   You may indicate your vote by completing, signing and dating your proxy card (if you received printed proxy materials) and returning it to the Company sufficiently in time to be received by the Company prior to the Annual Meeting.

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Virtually.   You may participate in the Annual Meeting via live webcast and cast your vote online during the meeting prior to the closing of the polls by visiting https://www.cstproxy.com/graniteridge/2023.

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Street Name Stockholders:   As the street name stockholder, our Proxy Materials are being forwarded to you by the stockholder of record and you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares by one of the following methods:

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By Methods Listed on Voting Instruction Form.   Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record (e.g., your bank, broker or other nominee) to determine whether you may submit your vote by mail, telephone or electronically via the Internet.

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Virtually with a Proxy from the Stockholder of Record.   You may vote virtually at the Annual Meeting if you obtain a legal proxy from the stockholder of record (e.g., your bank, broker or other nominee). Please refer to the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record to determine how to obtain a legal proxy in order to vote virtually at the Annual Meeting.

How will stockholders be able to ask questions during the Annual Meeting?
If you wish to submit a question during the meeting, type your question into the “Submit a question” field, and click “Submit.” Questions relevant to meeting matters will be answered during the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics. The rules of conduct for the meeting, including the guidelines for submitting questions, the stockholder list, and the proxy materials will be available on the virtual meeting site during the meeting.
Why is the Annual Meeting virtual?
We are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at https://www.cstproxy.com/graniteridge/2023.
Can I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by virtually attending and voting at the Annual Meeting.
If you are a street name stockholder, you may revoke or change voting instructions by contacting the bank, broker, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting virtually at the Annual Meeting.
What is a quorum?
A majority of the issued and outstanding shares of common stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Withheld votes and abstentions will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting, and “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting assuming the broker is entitled to vote the applicable shares on at least one discretionary proposal.
What is a broker non-vote?
A broker non-vote occurs with respect to a proposal when a bank, broker, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Banks, brokers, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. We believe only the ratification of the appointment of our independent registered public accounting firm proposal is considered a routine matter. We do not believe the director nomination proposal is considered a routine matter, and without your instructions, your bank, broker, or other nominee cannot vote your shares with respect to the election of directors.
What vote is required to approve each proposal?
Directors are elected by a “plurality” voting standard, which means that the three nominees for director who receive the greatest number of votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon will be elected as directors. Cumulative voting is not permitted in the election of directors. Because the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy at the meeting and entitled to vote thereon is required to approve the matter. Abstentions and broker non-votes will not affect the outcome of the voting on such matters.
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are to be counted:
Proposal	Votes Required	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
1. Election of directors	Plurality of the votes cast. This means that the three director nominees who receive the highest number of “FOR” votes will be elected as Class I directors. You may vote “For” or “Withhold” with respect to each director nominee.	None	None
2. Ratification of our independent auditors	Majority of the votes cast. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	None	None

How does the Board recommend that I vote on the proposals?
The recommendations of the Board are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:
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FOR each of the persons named in this proxy statement as the Board’s three director nominees for election as Class I Directors; and

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FOR the ratification of the appointment of FORVIS LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Whom should I contact with questions about the proxy materials or the Annual Meeting?
If you have any questions about the Proxy Materials or the Annual Meeting, please contact Granite Ridge Resources, Inc. at 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205, Attn: Corporate Secretary or by email at info@graniteridge.com.
Implications of being an “Emerging Growth Company”
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We may remain an emerging growth company until December 31, 2025, although we would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, if we have more than $700 million in market value of our stock held by non-affiliates as of the last day of our preceding second fiscal quarter or if we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
Implications of being a “Smaller Reporting Company”
We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We are a smaller reporting company so long as we have a public float of less than $250 million, or have annual revenues of less than $100 million and a public float less than $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, compensation discussion and analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

DIRECTORS AND EXECUTIVE OFFICERS
Our Board is currently comprised of seven directors, divided into three classes serving staggered three-year terms (other than the initial Class I directors and Class II directors). Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement. Below the table is a brief biography of each of our directors and executive officers. There is no family relationship between any director or executive officer of the Company.
Name	Age	Position	Director Class	Term Expiration	Independent
Luke C. Brandenberg	37	President and Chief Executive Officer
Tyler S. Farquharson	40	Chief Financial Officer
Matthew Miller	39	Director and Co-Chairman of the Board	Class II	2024	No
Griffin Perry	39	Director and Co-Chairman of the Board	Class III	2025	No
Amanda N. Coussens	42	Director	Class III	2025	Yes
Thaddeus Darden	36	Director	Class I	2023	No
Michele J. Everard	71	Director	Class I	2023	Yes
Kirk Lazarine	69	Director	Class I	2023	No
John McCartney	70	Director	Class II	2024	Yes

Director Nominees
In evaluating the nominees for the Board, the Board and the Environmental, Social & Governance (“ESG”) Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography.

Thaddeus Darden, Director (Class I)
Mr. Darden is a Partner at Grey Rock Administration, LLC (“Grey Rock”), and he is a member of Grey Rock’s Valuation Committee. Joining Grey Rock in 2014, Mr. Darden manages financial modeling and assists in deal diligence, portfolio valuation, and business development. His focus is to accurately forecast and understand the financial performance and sensitivities of portfolios of oil and gas properties managed by Grey Rock. From 2010 to 2014, Mr. Darden worked at Bain & Company primarily in the oil and gas practice. During Mr. Darden’s tenure at Bain, he provided deal diligences, built growth strategies, and streamlined operations for numerous upstream and midstream oil and gas companies. Mr. Darden holds a BS in Systems Engineering from the University of Virginia where he was a Jefferson Scholar.
Granite Ridge believes Mr. Darden is qualified to serve on the Granite Ridge Board because of his extensive experience in the energy sector and his business acumen.

Michele J. Everard, Director (Class I)
Ms. Everard was employed in the University of Michigan’s Investment Office for over thirty-eight years, most recently as Managing Director, until her retirement in December of 2019. Ms. Everard was responsible for investment strategy, recommendation of new investment opportunities and monitoring of the University Endowment’s Real Estate and Natural Resources portfolios. She was a member of the University’s Investment Committee and participated in the management of all of the University’s investment programs, including the Endowment Fund which ranks in the top ten among institutions of higher education. Currently, Ms. Everard is a member of the Advisory Board of the RFM Affordable Housing Fund, L.P., sponsored by Related Fund Management, LLC. Ms. Everard has a Bachelor of Business Administration in finance from Eastern Michigan University and is a CFA charterholder.
Granite Ridge believes Ms. Everard is qualified to serve on the Granite Ridge Board because of her depth of knowledge as the director of real asset investments for the University of Michigan.

Kirk Lazarine, Director (Class I)
Mr. Lazarine is a Co-Founder and Managing Director at Grey Rock, and he is a member of Grey Rock’s Investment Committee. Since founding Grey Rock in 2013, Mr. Lazarine has focused on business development, deal origination, due diligence, land agreements, portfolio management and divestitures of oil and gas properties managed by Grey Rock. Using networks built over a 35+ year career in oil and gas, Mr. Lazarine provides a unique source of deal flow, contacts, and experience. Mr. Lazarine has participated in asset acquisitions and land transactions across multiple shale basins in the United States. From 2004 to 2013, Mr. Lazarine served as CEO of KOR Resources, where he led the acquisition of a significant lease position in the Eagle Ford oil window with Matt Miller. Prior to KOR, Mr. Lazarine served at Chevron for 23 years including as a manager for Chevron’s unconventional gas team. Mr. Lazarine has negotiated and executed several hundred agreements, including purchase and sale agreements, leases, JOAs, farm-ins, JVs, and EDAs. Mr. Lazarine holds a BBA from Southwest Texas State University and a BS in Petroleum Land Management from the University of Houston, and is a member of the AAPL and WHAPL.
Granite Ridge believes Mr. Lazarine is qualified to serve on the Granite Ridge Board because of extensive experience in the energy sector, his business acumen, and his leadership skills.

Continuing Directors

Matthew Miller, Director (Class II) and Co-Chairman of the Board
Mr. Miller is a Co-Founder and Managing Director at Grey Rock, and he is a member of Grey Rock’s Investment Committee and Valuation Committee. At Grey Rock, Mr. Miller focuses on deal origination, valuation, due diligence, execution, project management and divestitures. Mr. Miller works to ensure that the Grey Rock portfolio maximizes return for a given amount of risk. Previously, Mr. Miller served as a Vice President at Bluescape Resources. And prior to Bluescape Resources, Mr. Miller worked at McKinsey & Co. Mr. Miller also serves as the co-chair of the University of Virginia Jefferson Scholars DFW Regional Selection Committee. Mr. Miller holds a BS in Commerce from the University of Virginia, and he is a CFA charterholder.
Granite Ridge believes Mr. Miller is qualified to serve on the Granite Ridge Board because of his extensive experience in the energy sector, his business acumen, and his leadership skills.

Griffin Perry, Director (Class III) and Co-Chairman of the Board
Mr. Perry is a Co-Founder and Managing Director at Grey Rock, and he is a member of Grey Rock’s Investment Committee. Since founding Grey Rock in 2013, Mr. Perry has focused on controls, investor relations, risk management, and day-to-day operations of Grey Rock. Further, Mr. Perry assists in origination and portfolio management of Grey Rock’s assets. From 2012 to 2013, Mr. Perry was the President of Caddis Energy, an oil and gas investment company that partnered with industry leaders to raise capital and develop a pipeline of business focusing on both operated and non-operated oil and gas properties. From 2007 to 2012, Mr. Perry worked as a financial advisor with UBS and Deutsche Bank. During his tenure in these positions, Mr. Perry worked to grow assets under management from $300 million to $500 million. He is also a member of the Cotton Bowl Board. Mr. Perry holds a BA in economics and history from Vanderbilt University.
Granite Ridge believes Mr. Perry is qualified to serve on the Granite Ridge Board because of extensive experience in the energy sector, his business acumen, and his leadership skills.

Amanda N. Coussens, Director (Class III)
Ms. Coussens is the Chief Financial Officer and Chief Compliance Officer for P10, Inc. (NYSE: PX), a publicly traded asset manager, with over $20 billion in assets under management where she has served since January 2021 and taken P10, Inc. both through an initial public offering and a subsequent debt refinance. Prior to P10, Inc., from 2017 through 2020, Ms. Coussens served as Chief Financial Officer and Chief Compliance Officer of PetroCap, LLC (“PetroCap”), an upstream energy private equity fund, where she oversaw finance both for PetroCap and portfolio companies of PetroCap. Prior to PetroCap, from 2015 through 2017, Ms. Coussens served as a consulting Chief Financial Officer with Aduro Advisors where she worked for several start-up venture and private equity funds in the upstream energy sector. Prior to Aduro Advisors, from 2014 through 2016, Ms. Coussens served as Chief Financial Officer for White Deer Energy, a private equity firm targeting investments in oil and gas exploration and production, oilfield service and equipment manufacturing, and the midstream sector of the energy industry. Prior to White Deer Energy, from 2013 through 2014, Ms. Coussens served as Director of Financial Services for Timmon Advisors, LLC, an asset management firm, and from 2010 through 2013, Ms. Coussens served as Director of SEC and Financial Reporting for Edelman Financial Group (formerly Sanders Morris Harris) (NASDAQ: EF), a publicly traded asset management firm with over $20 billion of assets under management, overseeing aspects of SEC reporting and acquisition integration. Ms. Coussens began her career as an audit and tax associate for Null-Lairson, P.C. from 2002 to 2004, an audit manager for Grant Thornton from 2004 to 2008, and a controller for Tudor, Pickering, Holt and Co. and TPH Partners from 2008 to 2010. Ms. Coussens is a Certified Public Accountant and holds a B.A. in Accounting from the University of Houston, where she graduated with honors.
Granite Ridge believes Ms. Coussens is qualified to serve on the Granite Ridge Board because of her extensive experience in the energy industry in finance, accounting, and operational roles, including her prior expertise as the CFO of a publicly traded company and experience with oil and gas private equity firms.

John McCartney, Director (Class II)
Mr. McCartney joined the executive management team of US Robotics in March 1984 as Vice President and Chief Financial Officer. At US Robotics, he served in various executive capacities, including as Executive Vice President, International, until serving as President and Chief Operating Officer from January 1996 until its merger with 3Com Corporation in June 1997. From June 1997 to March 1998, Mr. McCartney held the position of President of 3Com Corporation’s Client Access Unit. Since 2010 Mr. McCartney has served as Chairman of the Board of Huron Consulting Group (NASDAQ: HURN), where he has been a director since 2004. Mr. McCartney has served on the board of Datatec Limited, a publicly traded networking technology and services company since 2007, where he currently is a member of its nominations committee. Mr. McCartney also serves as a director of EQT, Corp. (NYSE: EQT), a publicly traded natural gas exploration and production company and as a member of its public policy and corporate responsibility, and corporate governance committees. During the past several years, Mr. McCartney previously served on the boards of Transco, Inc. a Chicago-based company that provides solutions to customers in the electric utility industry, Westcon Group, Inc., a specialty distributor of networking and communications equipment, Rice Energy Inc., a formerly publicly traded independent natural gas and oil company acquired by EQT in 2017, and Covance Inc., a formerly publicly traded drug development services company acquired by Laboratory Corporation of America Holdings (NYSE: LH) in 2015. Mr. McCartney received a B.A. in Philosophy from Davidson College and an M.B.A. from The Wharton School of the University of Pennsylvania.
Granite Ridge believes Mr. McCartney is qualified to serve on the Granite Ridge Board because of his deep public company, governance and accounting experience, having served as chairman and vice chairman of the boards of numerous public and private companies, including another energy company.

Executive Officers

Luke C. Brandenberg, President and Chief Executive Officer
Mr. Brandenberg has over 15 years of experience in the energy industry. Prior to joining Granite Ridge, he served as Managing Director of Vortus Investments, a private equity firm focused on the lower/middle market upstream energy industry in North America, from April 2021 through June 2022. From 2020 to April 2021, Mr. Brandenberg partnered with Grey Rock to launch a special situations initiative and to lead the deal origination, structuring, and relationship management efforts for the new platform. From 2010 to 2020, Mr. Brandenberg served in various roles with EnCap Investments, most recently as Director — Upstream Investment Staff, where he was a key board member and the primary relationship manager on multiple portfolio companies representing a significant portion of EnCap’s equity commitments. From 2007 to 2010, Mr. Brandenberg served as an investment banking analyst in the energy group of Raymond James & Associates where he focused on public market capital raises, restructuring of oil and gas investments, and mergers and acquisitions advisory work in the upstream, midstream, and oilfield services sectors of the energy. Mr. Brandenberg has a Bachelor of Business Administration degree with honors in Business Honors and Finance from The University of Texas at Austin.

Tyler S. Farquharson, Chief Financial Officer
Mr. Farquharson has over 16 years of oil and gas finance experience. During the past five years, Mr. Farquharson was Vice President, Chief Financial Officer and Treasurer of EXCO Resources, Inc. (“EXCO”), an independent oil and natural gas company, a position he held from October 2017 to May 2022. In January 2018, EXCO filed voluntary petitions for Chapter 11 bankruptcy protection under the U.S. Bankruptcy Code. Subsequently, EXCO filed a reorganization plan in bankruptcy court in October 2018 and emerged from bankruptcy in July 2019. Mr. Farquharson began his career in August 2005 serving in various corporate finance, planning, treasury and investor relations roles at EXCO. Mr. Farquharson received a B.S. in Finance from the University of Kansas in 2005.

CORPORATE GOVERNANCE
Board Leadership
The individuals selected to be on the Board of Directors recognize that the leadership structure and combination or separation of the Chief Executive Officer and Chairman (or co-Chairmen, as applicable) roles is driven by the needs of Granite Ridge at any point in time. As a result, the Board does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairman (or co-Chairmen, as applicable) and instead the Board will maintain the flexibility to select the Chairman (or co-Chairmen, as applicable) and its leadership structure, from time to time, based on the criteria that it deems in the best interests of Granite Ridge and its stockholders. Currently, the roles of Chief Executive Officer and Chairman (or co-Chairmen, as applicable) are separate. The individuals selected to be on the Board believe that, at this time, having a separate Chief Executive Officer and Chairman is the appropriate leadership structure for Granite Ridge.
Controlled Company Exemption
Granite Ridge is a “controlled company” under the corporate governance rules of the New York Stock Exchange (“NYSE”) and, as a result, qualifies for exemptions from certain corporate governance requirements. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
•
the requirement that a majority of its board of directors consist of independent directors;

•
the requirement that its director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is comprised entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process; and

•
the requirement that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a result of being a “controlled company” under the NYSE’s current listing standards, Granite Ridge qualifies for, and avails itself of, the controlled company exemptions under the corporate governance rules of the NYSE.
Director Independence
The NYSE listing standards generally define an “independent director” as a person that, in the opinion of the issuer’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Notwithstanding the controlled company exemption that it qualifies for, and avails itself of, the Board has determined that Amanda Coussens, Michele Everard, and John McCartney are independent directors of Granite Ridge, as defined under the NYSE rules, and that Granite Ridge shall have a compensation committee.
Risk Oversight
The Board oversees the risk management activities designed and implemented by its management and Grey Rock Administration, LLC, a Delaware limited liability company (the “Manager”) through the Management Services Agreement, dated October 24, 2022 by and between Granite Ridge Resources, Inc. and the Manager (the “MSA”). Under the MSA, the Manager, indirectly owned by four of the Company’s directors, Matthew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine, will provide general management, administrative and operating services covering the oil and gas assets and other properties of Granite Ridge and the day-to-day business and affairs of Granite Ridge relating to such assets and properties.
The Board does not have a standing risk management committee, but rather anticipates executing its oversight responsibility both directly and through its standing committees. The Board also will consider specific risk topics, including risks associated with Granite Ridge’s strategic initiatives, business plans, and capital structure. Granite Ridge’s management, directly and through Granite Ridge’s MSA with the Manager, is primarily responsible for managing the risks associated with operation and business of the company and provide appropriate updates to the Board and the Audit Committee. The Board delegates to the Audit Committee oversight of its risk management process, and Granite Ridge’s other Board committees also consider risks as they perform their respective committee responsibilities. All Board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.
Corporate Governance Documents
Please visit our investor relations website at https://ir.graniteridge.com, “Governance — Governance Documents,” for additional information on our corporate governance, including:
•
our Corporate Governance Guidelines, which includes policies on Board composition, director qualification standards and responsibilities, meetings of the Board, director attendance at our annual meetings, management evaluation, succession planning, and stockholder communications with the Board;

•
the charters approved by the Board for the Audit Committee, the Compensation Committee, the Conflicts Committee and the ESG Committee; and

•
our Corporate Code of Business Conduct and Ethics.

Board Meetings and Committees
The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2022, following the closing of our Business Combination (as defined herein) on October 24, 2022, there were two meetings of the Board. All incumbent directors attended 100% of such aggregate meetings of the Board and any committees on which they served occurring during 2022. Directors are encouraged to attend the Company’s annual meetings of stockholders.
The standing committees of the Board consist of an Audit Committee, a Compensation Committee, a Conflicts Committee and an ESG Committee. Each committee reports to the Granite Ridge Board as they deem appropriate and as the Granite Ridge Board may request. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current Committee membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Compensation Committee	Conflicts Committee	ESG Committee
Matthew Miller(1)		X
Griffin Perry(1)				X(3)
Amanda N. Coussens	X(3)		X	X
Thaddeus Darden		X(3)		X
Michele J. Everard	X		X(3)
Kirk Lazarine
John McCartney(2)	X	X	X
Total Meetings in 2022	2	1	1	1

(1)
Co-Chair of the Board

(2)
Lead Independent Director

(3)
Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
The primary purposes of Granite Ridge’s Audit Committee are to assist the Board’s oversight of:
•
the accounting and financial reporting processes of Granite Ridge and audits of Granite Ridge’s financial statements;

•
the integrity of Granite Ridge’s financial statements and Granite Ridge’s compliance with legal and regulatory requirements;

•
the qualifications, independence, and performance of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for Granite Ridge;

•
reviewing, with Granite Ridge’s independent registered public accounting firm, the scope and results of their audit;

•
overseeing the financial reporting process and discussing with management and Granite Ridge’s independent registered public accounting firm the quarterly and annual financial statements that Granite Ridge files with the SEC;

•
the design and implementation of Granite Ridge’s internal audit function; and

•
the preparation of an annual Audit Committee report and the publishing of the report in Granite Ridge’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations.

Granite Ridge’s Audit Committee consists of Amanda Coussens, Michele Everard, and John McCartney with Ms. Coussens serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that Granite Ridge’s Audit Committee be composed entirely of independent directors. The Granite Ridge Board has affirmatively determined that each of Amanda Coussens, Michele Everard, and John McCartney meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules.
Each member of Granite Ridge’s Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Granite Ridge Board has determined that Ms. Coussens qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Granite Ridge Board has adopted a written charter for the Audit Committee, which is available on Granite Ridge’s website at www.graniteridge.com. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Compensation Committee
The primary purposes of Granite Ridge’s Compensation Committee are to:
•
oversee Granite Ridge’s overall compensation philosophy that applies to all Granite Ridge employees;

•
review, evaluate, and approve the agreements, plans, policies, and programs of Granite Ridge to compensate Granite Ridge’s Executive Officers and directors and, in certain instances, which may compensate individuals providing services to Granite Ridge pursuant to the MSA; and

•
discharge the Granite Ridge Board’s responsibilities relating to compensation of Granite Ridge’s Executive Officers and directors.

Our Compensation Committee has the authority to engage a compensation consultant at any time if it determines that it would be appropriate to consider the recommendations of an independent outside source. In late 2022, the Compensation Committee chose to engage Dana Krieg, an independent compensation consultant. Ms. Krieg reviewed our executive compensation for 2023 and produced an executive compensation program for the Compensation Committee in the first quarter of 2023. This report will be used by the

Compensation Committee to design competitive, structured executive compensation programs to drive performance and support the Company as it grows.
Granite Ridge’s Compensation Committee is composed of Thaddeus Darden, Matthew Miller and John McCartney, with Mr. Darden serving as chair. The Granite Ridge Board has adopted a written charter for the Compensation Committee, which is available on Granite Ridge’s website at www.graniteridge.com. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Conflicts Committee
The Conflicts Committee’s responsibilities include, among other things, reviewing and approving:
•
new material arrangements and transactions between Granite Ridge and Grey Rock or its affiliates;

•
amendments to, waivers of, or resolution of material disputes related to agreements between Grey Rock and its affiliates on the one hand and Granite Ridge and its affiliates on another, including any material amendment, waiver, or disputes relating to the MSA;

•
related person transactions pursuant to Granite Ridge’s related party transactions policy; and

•
any amendment to the charter of the Conflicts Committee.

Granite Ridge’s Conflicts Committee is composed of Amanda Coussens, Michele Everard, and John McCartney, with Ms. Everard serving as chair. The Conflicts Committee is composed entirely of independent directors who the Granite Ridge Board has determined meet the independence requirements of the NYSE. The Granite Ridge Board has adopted a written charter for the Conflicts Committee, which is available on Granite Ridge’s website at www.graniteridge.com. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
ESG Committee
The ESG Committee’s responsibilities include, among other things:
•
the oversight and monitoring of Granite Ridge’s environmental, sustainability and governance initiatives;

•
reviewing and recommending to the Granite Ridge Board any changes to its corporate governance principles;

•
assisting the Granite Ridge Board by identifying individuals qualified to become members of the Granite Ridge Board, and recommending director nominees to the Granite Ridge Board;

•
advising the Granite Ridge Board about the appropriate composition of the Granite Ridge Board and its committees;

•
leading the Granite Ridge Board in the annual performance evaluation of the Granite Ridge Board and its committees and of management;

•
directing all matters relating to the succession of the Granite Ridge’s management; and

•
any amendments to the charter of the ESG Committee.

Granite Ridge’s ESG Committee is composed of Amanda Coussens, Thaddeus Darden, and Griffin Perry, with Mr. Perry serving as chair. The Granite Ridge Board has adopted a written charter for the ESG Committee, which is available on Granite Ridge’s website at www.graniteridge.com. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Granite Ridge has adopted a written code of business conduct and ethics that applies to its directors, officers, employees and individuals providing services to Granite Ridge pursuant to the MSA, in accordance with applicable federal securities laws, a copy of which is available on Granite Ridge’s website at

www.graniteridge.com. Granite Ridge intends to disclose on its website any future amendments of the code of ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or Granite Ridge’s directors from provisions in the code of business conduct and ethics. Additionally, Granite Ridge has adopted corporate governance guidelines, a copy of which is available on Granite Ridge’s corporate website, that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards. The information on our website is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on our Board.
Director Nominations
Our ESG Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders, and by management. To assist it in identifying director candidates, the ESG Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates.
The Board does not have a mandatory retirement age or term limits for directors. We believe our stockholders benefit from continuity of directors. To ensure the Board continues to generate new ideas and operate effectively, the ESG Committee discusses individual Board member performance and takes steps as necessary regarding continuing director tenure. The ESG Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.
Among the qualifications and skills of a candidate considered important by the ESG Committee are:
•
relevant skills, qualifications, and experience;

•
independence under applicable standards;

•
business judgment;

•
diversity of background and experience;

•
service on boards of directors of other companies;

•
personal and professional integrity, including commitment to the Company’s core values;

•
openness and ability to work as part of a team;

•
willingness to commit the required time to serve as a Board member; and

•
familiarity with the Company and its industry.

When evaluating re-nomination of existing directors, the ESG Committee also considers the nominees’ past Board and committee meeting attendance and performance, length of Board service and their independence under the applicable standards. The ESG Committee believes that each of the director nominees for the Annual Meeting possesses these attributes.
The ESG Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the ESG Committee must provide the following information in writing to the attention of the Secretary of the Company:

•
the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•
the principal occupation or employment of the nominee;

•
the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the nominee and the stockholder and the period for which those shares have been owned;

•
any other information relating to the nominee and stockholder that would be required to be disclosed in a proxy statement or other SEC filings required to be made; and

•
a written statement and agreement executed by each such nominee acknowledging that such nominee consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected.

To be considered by the ESG Committee for the 2024 Annual Meeting of Stockholders, a director candidate recommendation must be received by the Secretary of the Company no earlier than the close of business on January 26, 2024 and no later than the close of business on February 23, 2024.
Communications with the Board
Our Board welcomes communications from our stockholders and other interested parties. Interested parties may communicate directly with the independent directors by submitting a communication in an envelope marked “Confidential” addressed to the “Independent Members of the Board of Directors” in care of the Company’s Corporate Secretary. Access to non-management directors will be available through the Company’s website.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board, based on the recommendation of the ESG Committee, proposed that the following three nominees be elected at the Annual Meeting, each of whom if elected will hold office until our annual meeting of stockholders in 2026 or until his successor shall have been elected and qualified:
•
Thaddeus Darden

•
Michele J. Everard

•
Kirk Lazarine

Each of the nominees is currently a director of the Company. Biographical information for each nominee is contained in the “Directors and Executive Officers” section above.
Although the Board expects that the three nominees will be willing and available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
Vote Required
The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither withhold votes nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF FORVIS LLP
Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee oversees the work of our independent auditors, considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of FORVIS LLP (“FORVIS”) (formerly BKD, LLP) to serve as independent auditors for the fiscal year ending December 31, 2023. FORVIS has served as the independent auditor for the funds managed by Grey Rock Energy Management, LLC since 2015. The Audit Committee considered a number of factors in determining whether to re-engage FORVIS as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.
The Board of Directors and the Audit Committee believe that the continued retention of FORVIS as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of FORVIS, the Audit Committee may reconsider its selection of FORVIS as our independent registered public accounting firm for the fiscal year ending December 31, 2023, but the Audit Committee may also elect to retain FORVIS. In addition, if stockholders ratify the selection of FORVIS as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select FORVIS or another registered public accounting firm as our independent auditors.
Audit and Other Fees
The table below sets forth the aggregate fees billed by FORVIS, the Company’s independent registered public accounting firm, for the last two fiscal years (in millions):
	2022	2021
Audit Fees(1)	$1.1	$0.2
Audit-Related Fees(2)	$0.0	$0.0
Tax Fees	$0.1	$0.2
All Other Fees	$0.0	$0.0
Total Fees	$1.2	$0.4

(1)
Audit Fees include fees for professional services performed for the audit of the Company’s interim and annual financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements such as consents. In 2022, this also included fees of $0.4 million related to the Business Combination, including the transition from private to public company reporting.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of tax compliance, tax advice and tax planning.

Audit Committee pre-approval of audit and non-audit services provided by our independent auditor is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. Pursuant to the Audit Committee’s charter, adopted in connection with the Business Combination, the Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.
Subsequent to the adoption of the Audit Committee’s charter, the Audit Committee or Chairman of the Audit Committee, as applicable, approved or pre-approved 100% of the services described in the table set forth above for the year ended December 31, 2022. The duties of the Audit Committee are described in the Audit Committee’s charter that is posted on the Company’s website at www.graniteridge.com under the heading “Investors” and the subheading “Governance — Governance Documents.”
Representatives of FORVIS are not expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.
Vote Required
The ratification of the appointment of our independent auditors in this Proposal No. 2 requires the affirmative vote of the majority of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FORVIS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
Primary Oversight Responsibilities
Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.
Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the appointment, qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; and (4) the design and implementation of the Company’s internal audit function.
2022 Audited Financial Statements
In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022:
•
The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management.

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable regulations promulgated by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

•
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in our Annual Report on Form 10-K filed with the SEC.
The Audit Committee of the Board of Directors
Amanda N. Coussens (Chair)
Michele J. Everard
John McCartney

EXECUTIVE AND DIRECTOR COMPENSATION
The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. As an emerging growth company, we are not required to hold a “say-on-pay” vote or include Compensation Discussion & Analysis disclosure in this proxy statement.
On May 16, 2022, Grey Rock Energy Management, LLC (“Grey Rock”) and funds managed by Grey Rock formed GREP Holdings, LLC (“GREP”), who entered into a business combination agreement (“BCA”) with Executive Network Partnering Corporation (“ENPC”), an NYSE publicly traded special purpose acquisition company, Granite Ridge, ENPC Merger Sub, Inc., a wholly-owned subsidiary of Granite Ridge (“ENPC Merger Sub”), and GREP Merger Sub, LLC, a wholly-owned subsidiary of Granite Ridge (“GREP Merger Sub”), pursuant to which (i) ENPC Merger Sub merged with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) GREP Merger Sub merged with and into GREP (the “GREP Merger”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination”).
Effective July 1, 2022, Luke Brandenberg, the Company’s Chief Executive Officer and President, and Tyler Farquharson, the Company’s Chief Financial Officer, became employees of the Manager on an interim basis pending the closing of the Business Combination. Each of Mr. Brandenberg and Mr. Farquharson received an annual base salary of $250,000, prorated for the period of employment, and the opportunity to participate in the Manager’s standard health and dental benefit plans through the closing. Effective as of the closing of the Business Combination, Messrs. Brandenberg and Farquharson entered into employment agreements with the Company.
After the completion of the Business Combination, no directors or members of ENPC’s management team remained with Granite Ridge and its consolidated subsidiaries after giving effect to the Business Combination (the “Combined Company”) or are paid consulting or management fees from the Combined Company. Additionally, no executive officer or director of ENPC received cash compensation for services rendered to ENPC prior to the Business Combination. Any compensation be paid to our Executive Officers will be determined, or recommended to the Granite Ridge Board for determination, by its Compensation Committee. Pursuant to the MSA, persons employed by the Manager will provide services to Granite Ridge. None of the persons employed by the Funds, GREP or the Manager as of December 31, 2022 are Executive Officers of Granite Ridge.
Effective as of the Business Combination, our Named Executive Officers (collectively our “Named Executive Officers”) are:
Name	Principal Position
Luke C. Brandenberg	President and Chief Executive Officer
Tyler S. Farquharson	Chief Financial Officer
Summary Compensation Table.
The following table summarizes the compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Comp. ($)	All Other Comp. ($)	Total ($)
Luke C. Brandenberg President and Chief Executive Officer	2022	$71,371(1)	$150,000(2)	—	—	—	—	$221,371
Tyler S. Farquharson Chief Financial Officer	2022	$68,871(3)	$57,750(4)	—	—	—	—	$126,621

(1)
Mr. Brandenberg also earned $78,629 in salary from the Manager from July 1, 2022 through the closing of the Business Combination.

(2)
Represents a bonus earned in 2022 and paid in 2023.

(3)
Mr. Farquharson also earned $78,629 in salary from the Manager from July 1, 2022 through the date of the Business Combination.

(4)
Represents a bonus earned in 2022 and paid in 2023.

No Named Executive Officer received equity based compensation during the year ended December 31, 2022. In January 2023, Mr. Brandenberg was awarded a stock award under the Incentive Plan (as defined below) in the amount of $200,000 and Mr. Farquharson was awarded a stock award under the Incentive Plan in the amount of $150,000.
In March 2023, following a review by Dana Krieg, the Compensation Committee’s independent compensation consultant, the Compensation Committee approved the cash compensation and equity awards for our Named Executive Officers for fiscal 2023. For Mr. Brandenberg, the Compensation Committee approved an annualized base salary of $400,000 and a cash bonus of up to 75% of such amount that will be determined based on the Company achieving certain predetermined performance metrics. For Mr. Farquharson, the Compensation Committee approved an annualized base salary of $385,000 and a cash bonus of up to 45% of such amount that will be determined based on the Company achieving certain predetermined performance metrics. Mr. Brandenberg and Mr. Farquharson were each awarded a performance-based restricted stock unit award under the Incentive Plan with a target award of 13,287 shares of common stock and a maximum award of 26,574 shares of common stock, dependent on the achievement of certain performance criteria. They were also each awarded stock options to acquire 160,000 shares of Granite Ridge common stock at an exercise price of $9.22 per share, stock options to acquire 36,054 shares of Granite Ridge common stock at an exercise price of $5.02 per share, and 13,287 shares of restricted stock. The options were granted under the Incentive Plan, vest in three equal annual installments beginning on March 21, 2023 and expire on March 31, 2033. The restricted stock was granted under the Incentive Plan and vests in three equal annual installments beginning on March 21, 2024.
Elements of Compensation
The principal elements of compensation for the Named Executive Officers will be base salaries, annual cash bonuses, and health, welfare, and certain additional benefits.
Base Salary
Base salaries are generally set at levels commensurate with the Named Executive Officer’s position and responsibilities, with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate relative to their expertise and experience.
Annual Cash Bonuses
Annual cash incentive awards are expected to be used to motivate and reward our executives. Annual cash incentive awards will be determined on a discretionary basis and are generally based on individual and Company performance.
Employee Benefits
The Named Executive Officers participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by Granite Ridge or the Manager to their executive personnel, including savings, pension, profit-sharing and deferred compensation plans.
Equity Incentive Awards
Named Executive Officers will participate in the Granite Ridge 2022 Omnibus Incentive Plan (the “Incentive Plan”), with awards to be determined in the Board’s discretion.

Employment, Severance and Change in Control Arrangements
Employment Agreements
On October 24, 2022, Granite Ridge entered into an employment agreements with each of Messrs. Luke C. Brandenberg and Tyler S. Farquharson, pursuant to which Mr. Brandenberg will serve as the Company’s President and Chief Executive Officer and Mr. Farquharson will serve as the Company’s Chief Financial Officer, each for a three-year term, following which the agreements will be automatically extended for additional one-year terms, unless either of Granite Ridge on the one hand, or Mr. Brandenberg or Mr. Farquharson on the other hand, give at least 90 days’ prior notice of non-extension.
Under the terms of the employment agreement, Mr. Brandenberg is entitled to the following:
•
An annual base salary of $400,000, subject to increase (but not decrease) as determined by the Board;

•
A target bonus equal to 50% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;

•
An annual long term-incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;

•
An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities, and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and

•
Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Under the terms of the employment agreement, Mr. Farquharson is entitled to the following:
•
An annual base salary of $385,000, subject to increase (but not decrease) as determined by the Board;

•
A target bonus equal to 30% of the executive’s current base salary, based on satisfaction of performance criteria to be established by the Board;

•
An annual long term-incentive award pursuant to the Incentive Plan and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;

•
An expense reimbursement for all reasonable business and travel expenses paid or incurred by the executive while performing his duties, responsibilities, and authorities under the agreement and promoting the Company’s business and activities during the executive’s term; and

•
Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by Granite Ridge to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.

Both executives’ employment will terminate upon the earliest to occur of: (i) the executive’s death; (ii) a termination by Granite Ridge by reason of the executive’s disability; (iii) a termination by Granite Ridge with or without cause; or (iv) a termination by executive with or without good reason. Each of Mr. Brandenberg and Mr. Farquharson’s employment agreements provide for certain payments and benefits upon termination of their employment. The material terms of these arrangements are described below:
•
Termination for cause or without good reason.   In connection with a termination of employment by Granite Ridge for cause or by the executive without good reason, the executive will be entitled to payment of all accrued and unpaid base salary through the termination date, all approved but unreimbursed documented business expenses and other amounts payable under the agreement incurred through the termination date and payment and/or provision of all vested benefits to which the executive may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•
Termination in connection with death or disability.   In addition to the payments described above, in connection with any termination by Granite Ridge in connection with the executive’s death or disability, the executive will be entitled to the executive’s pro rata target bonus.

•
Termination without cause or for good reason.   In addition to the payments described above in connection with termination for cause or without good reason, in connection with any termination by Granite Ridge without cause or by executive for good reason, the executive with also be entitled to payment of the following in a lump sum within 60 days following the termination date: (i) severance amount equal to two (2) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which termination occurs, and (ii) during the 18-month period following the termination date, eligibility to elect for continued coverage for himself and his eligible dependents under the Company’s group health insurance plan.

In addition, if either of the executives’ employment is terminated by the Granite Ridge without cause or by the executive for good reason during the six-month period immediately following a change in control, then in lieu of the severance amount described above, the executive will be entitled to payment of the following in (i) within 60 days following the termination date: (i) a payment equal to three (3) times the sum of (a) the executive’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the executive’s target bonus for the fiscal year preceding the period in which the termination date occurs, less applicable withholdings and deductions, and (ii) vesting, at the time of such termination, in any time-based long-term awards that previously were granted to the executive but which had not yet vested.
The payments described above are subject to the executive’s delivery to Granite Ridge of an executed release of claims. Upon termination of the executive’s employment, the executive will continue to be subject to the non-competition and non-solicitation covenants for 12 months, as well as their non-disparagement covenants.
If any of the payments or benefits received or to be received by the executive constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will be reduced in a manner determined by Granite Ridge (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by the executive will be subject to excise tax.
For purposes of the employment agreement:
“Cause” means any act or omission of the executive that constitutes any: (i) material breach of the agreement, (ii) the executive’s failure or refusal to perform the executive’s duties, responsibilities, and authorities under the agreement, including, but not limited to, the failure or refusal to follow any lawful directive of the Board or the CEO and President, as applicable, (iii) material violation of any written employment policy or rule of the Company or its related entities, which results, or is likely to result in, any material reputational, financial, or other harm to the Company or its related entities, (iv) misappropriation of any funds, property, or business opportunity of the Company or its related entities, (v) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects the executive’s performance, (vi) fraud upon the Company or its related entities, or bad faith, dishonest, or disloyal acts or omissions toward the Company or its related entities, (vii) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude, or (viii) other acts or omissions contrary to the best interests of the Company or its related entities which has caused, or is likely to cause, material harm to them. If the Board or Company, as applicable, determines in its sole discretion that a cure is possible and appropriate, the Company shall give such executive written notice of the acts or omissions constituting Cause and no termination of the agreement shall be for Cause unless and until such executive fails to cure such acts or omissions within 30 days following receipt of such written notice.
“Good Reason” shall exist in the event any of the following actions are taken without the executive’s consent: (i) a material diminution the executive’s annual base salary, duties, responsibilities, or authorities; (ii) a requirement that the executive report to an officer or employee other than the Board or the CEO and President, as applicable; (iii) a material relocation of the executive’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under the agreement. However, “Good Reason” will only exist if the executive gives Granite Ridge notice within 90 days after the first occurrence of any of the foregoing events, Granite Ridge fails to correct the matter within 30 days following receipt of such notice.
The foregoing description of Mr. Brandenberg and Mr. Farquharson’s employment agreements does not purport to be complete and is qualified in its entirety by the full text of the Executive Employment Agreements, which are filed as exhibits to our Annual Report.
Except as described above, we have not entered into any employment, severance, change in control or similar agreements with any of our NEOs, nor are we otherwise currently responsible for any payment upon the termination of any of our NEOs. We do provide for accelerated vesting of option awards upon our change in control, which is described in more detail below under “— Granite Ridge 2022 Omnibus Incentive Plan.”
Granite Ridge 2022 Omnibus Incentive Plan
At the special meeting of ENPC stockholders held in connection with the Business Combination, ENPC stockholders approved the Granite Ridge 2022 Omnibus Incentive Plan (the “Incentive Plan”), which applies to Granite Ridge following the closing of the Business Combination. In connection with the closing, the Granite Ridge Board adopted the Incentive Plan, which became effective immediately. The purpose of the Incentive Plan is to promote and closely align the interests of Granite Ridge’s employees, officers, directors, consultants or advisors and the Company’s stockholders by providing stock-based compensation and other performance-based compensation. The objectives of the Incentive Plan are to attract and retain individuals of exceptional skill upon whom, in large measure, Granite Ridge’s sustained progress, growth and profitability depend and to provide an increased incentive for these individuals to contribute to the future success and prosperity of Granite Ridge, thus enhancing the value of the Company’s common stock for the benefit of its stockholders. The Incentive Plan allows for the grant of stock options, both incentive stock options and “non-qualified” stock options; stock appreciation rights (“SARs”), alone or in conjunction with other awards; restricted stock and restricted stock units (“RSUs”); and other stock-based awards. We refer to these collectively herein as Awards.
The following description of the Incentive Plan is not intended to be complete and is qualified in its entirety by the complete text of the Incentive Plan, a copy of which is filed as an exhibit to our Annual Report. Stockholders are urged to read the Incentive Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Incentive Plan.
Administration
The Incentive Plan will be administered by the Compensation Committee, or such other person or persons designated by the Compensation Committee to administer the plan, which we refer to herein as the “Plan Administrator”. The Granite Ridge Board may also grant awards and administer the Incentive Plan with respect to such awards. The Plan Administrator will have broad authority, subject to the provisions of the Incentive Plan, to administer and interpret the Incentive Plan and Awards granted thereunder. All decisions and actions of the Plan Administrator will be final. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, any Award granted to any participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary will be determined by the Granite Ridge Board.
Eligibility; Interests of Directors or Officers
The Company’s directors may grant Awards under the Incentive Plan to themselves as well as to officers and other employees of the Company and its subsidiaries, as well as to other service providers, including employees of the Manager.

Stock Subject to the Incentive Plan
The maximum number of shares of common stock that may be issued under the Incentive Plan will not exceed 6,500,000 shares, subject to certain adjustments in the event of a change in the Company’s capitalization. Shares of common stock issued under the Incentive Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the Incentive Plan, in whole or in part, the number of shares of common stock subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the Incentive Plan. Shares of common stock (i) accepted by the Company in payment of the exercise price of an option, (ii) withheld from a participant or delivered to the Company in satisfaction of required withholding taxes and (iii) representing the difference between the total number of shares with respect to which a SAR is awarded and the number of shares actually delivered upon exercise of such SAR, in each case, shall not be available for reissuance under the Plan.
Limits on Non-Employee Director Compensation
Under the Incentive Plan, the aggregate dollar value of all cash fees and Awards to the Company’s non-employee directors for services in such capacity shall not exceed $750,000 during any fiscal year.
Types of Awards
Stock Options.   All stock options granted under the Incentive Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option (meaning they are intended to satisfy the requirements of Code section 422 for incentive stock options) or a non-qualified stock option (meaning they are not intended to satisfy the requirements of section 422 of the Code), the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Incentive Plan, options generally may be exercised over such period, in installments or otherwise, as the Plan Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the common stock subject to that option on the grant date. The exercise price may be paid in cash, the delivery of previously owned shares, any cashless exercise mechanism or any combination of the foregoing methods. Other than in connection with a change in the Company’s capitalization, we will not, without stockholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of common stock, we will not, without stockholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price.
Stock Appreciation Rights.   SARs may be granted alone or in conjunction with all or part of a stock option. SARs will be subject to terms and conditions established by the Plan Administrator and consistent with the Incentive Plan. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in fully vested shares of common stock or cash.
Restricted Stock and RSUs.   Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of common stock or cash or other consideration to the participant only after specified conditions are satisfied. The Plan Administrator will determine the restrictions and conditions applicable to each Award of restricted stock or RSUs, which may include performance vesting conditions. The Plan Administrator may specify certain performance criteria which must be satisfied before an Award of restricted stock or RSUs will vest. The performance goals may vary from participant to participant, group to group, and period to period.
Dividend Equivalents.   Awards may be granted that provide a right to the participant to receive the equivalent value of dividends paid on shares of Granite Ridge common stock, as determined by the Plan Administrator and consistent with the Incentive Plan. Dividend equivalents may be paid or credited to an account for the participant, settled in cash or shares of Granite Ridge common stock and subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement.
Other Stock or Stock-Based Awards.   Other stock or stock-based awards are Awards of common stock, including fully-vested common stock, and other Awards that are valued in whole or in part by reference to the fair market value of the Granite Ridge common stock.
Transferability
Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each Award may be exercisable only by the participant during his or her lifetime or, if permissible under applicable law, by the participant’s legal guardian or representative.
Amendment and Termination
The Granite Ridge Board has the right to amend, revise, discontinue or terminate the Incentive Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the Incentive Plan or an Award or Award agreement will be made that would adversely affect the rights of the participant under any Award, without such participant’s consent. The Incentive Plan will automatically terminate as to the grant of future Awards ten years after such adoption by the Granite Ridge Board, unless earlier terminated by the Granite Ridge Board.
Change of Control
Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Plan Administrator determines otherwise, all outstanding Awards shall be assumed by, or replaced with comparable Awards by, the surviving corporation (or a the Company or subsidiary of the surviving corporation). In the event the outstanding Awards are not assumed or replaced as provided in the preceding sentence, any outstanding Awards issued under the Incentive Plan (other than restricted stock and RSUs that are subject to achievement of performance-based goals) will become fully vested. Restricted stock and RSUs that are subject to performance-based goals will vest, as determined by the Plan Administrator, based on the level of attainment of the specified performance goals, unless otherwise provided in the applicable Award Agreement. Notwithstanding the foregoing, in the event of a Change in Control the Plan Administrator may, in its discretion, cancel outstanding Awards and pay to participants the cash value of such Awards based upon the highest price per share of common stock received or to be received by other stockholders of the Company in connection with the Change of Control.
Clawback
All awards granted under the Incentive Plan will be subject to reduction, cancelation, forfeiture, or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy that the Board or the Plan Administrator may adopt from time to time and (b) to the extent necessary to comply with applicable law.
Outstanding Equity Awards at 2022 Fiscal Year-End
Our Named Executive Officers had no outstanding equity or equity-based awards as of December 31, 2022.

Director Compensation
The table below presents information regarding the compensation earned or received by our directors during the year ended December 31, 2022:
Name	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Amanda N. Coussens(2)	$16,386	—	$16,386
Thaddeus Darden	$13,654	—	$13,654
Michele J. Everard	$13,654	—	$13,654
Kirk Lazarine	$13,654	—	$13,654
John McCartney	$13,654	—	$13,654
Matthew Miller	$13,654	—	$13,654
Griffin Perry	$13,654	—	$13,654

(1)
Represents cash retainer for the fourth quarter of 2022, paid in arrears, and prorated from the date of the closing of the Business Combination through December 31, 2022.

(2)
Includes cash retainer for service as the Audit Committee Chair for the fourth quarter of 2022, paid in arrears and prorated from the date of the closing of the Business Combination through December 31, 2022.

In January 2023, the Compensation Committee recommended and the Board approved the following compensation for the Board: an annual Board retainer of $75,000 per director, payable quarterly in arrears in cash (or at the election of the director, in stock); an annual equity grant of $75,000 per director; an additional annual retainer for the Audit Committee Chair of $15,000, payable quarterly in arrears in cash (or at the election of the Audit Committee Chair, in stock); and for each of the independent directors, a one-time initial equity grant of $100,000.
Each director will be reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Granite Ridge Board or its committees. Each director will also be fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Granite Ridge regarding the beneficial ownership of Granite Ridge common stock as of March 31, 2023, by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known to Granite Ridge who is a beneficial owner of more than 5% of outstanding shares of Granite Ridge common stock;

•
each of Granite Ridge’s Executive Officers and directors; and

•
all Executive Officers and directors of Granite Ridge as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The beneficial ownership of Granite Ridge common stock is based on 133,161,981 shares of Granite Ridge common stock outstanding as of March 31, 2023. The beneficial ownership percentages set forth in the table below with respect to Granite Ridge common stock do not take into account (i) the issuance of any shares (or options to acquire shares) under the Incentive Plan and (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 10,349,975 shares of Granite Ridge common stock outstanding (other than any warrants held by each such person named below).
Unless otherwise indicated, (i) we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Granite Ridge common stock beneficially owned by them and (ii) the mailing address of each listed beneficial owner is 5217 McKinney Avenue, Suite 400, Dallas, Texas 75205.
Name of Beneficial Owners	Granite Ridge Common Stock
	Number of Shares	Percent
Fund II(1)(3)	10,601,149	8.0%
Fund III(2)(3)	95,080,584	71.4%
Luke C. Brandenberg(4)	95,171	*
Tyler S. Farquharson(5)	91,037	*
Matthew Miller(3)	520,512	*
Griffin Perry(3)	491,162	*
Amanda N. Coussens	20,564	*
Thaddeus Darden(6)	168,418	*
Michele Everard	20,564	*
Kirk Lazarine	488,048	*
John McCartney	20,564	*
All officers, directors and director nominees of Granite Ridge as a group (nine individuals)(7)	1,916,040	1.4%

*
less than 1%.

(1)
Represents (i) 4,261,138 shares of Granite Ridge common stock held by GREP Holdco II LLC and (ii) 6,297,075 shares of Granite Ridge common stock held by GREP Holdco II-B Holdings, LLC, 19,434 shares of Granite Ridge common stock held by Grey Rock Energy Partners GP II-A, L.P., and 23,502 shares of Granite Ridge common stock held by Grey Rock Energy Partners GP II-B, L.P. as of March 31, 2023. The number of shares beneficially owned gives effect to direction given by GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC to issue (i) 21,322 shares and 31,509 shares, respectively, to GREP Holdco I LLC that would otherwise have been delivered to GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC at the closing of the Business Combination, pursuant to that certain letter agreement dated as of October 24, 2022 by and among GREP Holdco II LLC, GREP Holdco II-B Holdings, LLC and GREP Holdco I LLC and (ii) 3,336,485 shares and 4,935,858 shares, respectively, pro rata to the limited partners of GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC that would otherwise have been delivered to GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC at the closing. Each of GREP Holdco II LLC and GREP Holdco II-B Holdings, LLC is indirectly controlled by GREP GP II, LLC (“Fund II GP”). It also reflects the pro rata distribution of 5,246,604 shares from GREP Holdco II LLC to the partners of Fund II-A (as defined below) and the pro rata distribution of 7,753,396 shares from GREP Holdco II-B Holdings, LLC to the partners of Fund II-B (as defined below) effective January 19, 2023. Fund II GP is the sole general partner of Grey Rock Energy Partners GP II, L.P. (“GREP GP II”), which is the sole member of GREP GP II Holdings, LLC (“GREP GP II Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP II-A, L.P. (“GP II-A”) and Grey Rock Energy Partners GP II-B, L.P. (“GP II-B”). GP II-A is the sole general partner of Grey Rock Energy Fund II, LP (“Fund II-A”), which is the sole member of GREP Holdco II LLC. GP II-B is the sole general partner of each of Grey Rock Energy Fund II-B, LP (“Fund II-B”) and Grey Rock Energy Fund II-B Holdings, L.P. (“Fund II-B Holdings”). Fund II-B and Fund II-B Holdings are the sole members of GREP Holdco II-B Holdings, LLC. As a result, (i) Fund II GP, GREP GP II, GREP GP II Holdings, GP II-A, and Fund II-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco II LLC, and (ii) Fund II GP, GREP GP II, GREP GP II Holdings, GP II-B, Fund II-B and Fund II-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco II-B Holdings, LLC. Fund II GP, GREP GP II, GREP GP II Holdings, GP II-A and Fund II-A disclaim beneficial ownership of the Granite Ridge common stock held by GREP Holdco II LLC in excess of such entity’s pecuniary interest therein. Fund II GP, GREP GP II, GREP GP II Holdings, GP II-B, Fund II-B and Fund II-B Holdings disclaim beneficial ownership of the Granite Ridge common stock held by GREP Holdco II-B Holdings, LLC in excess of such entity’s pecuniary interest therein.
(2)
Represents (i) 28,847,450 shares of Granite Ridge common stock held by GREP Holdco III-A, LLC and (i) 66,233,134 shares of Granite Ridge common stock held by GREP Holdco III-B Holdings, LLC as of March 31, 2023. Each of GREP Hold III-A, LLC and Holdco III-B Holdings, LLC is indirectly controlled by GREP GP III, LLC (“Fund III GP”). Fund III GP is the sole general partner of Grey Rock Energy Partners GP III, L.P. (“GREP GP III”), which is the sole member of GREP GP III Holdings, LLC (“GREP GP III Holdings”), which is the sole general partner of each of Grey Rock Energy Partners GP III-A, L.P. (“GP III-A”) and Grey Rock Energy Partners GP III-B, L.P. (“GP III-B”). GP III-A is the sole general partner of Grey Rock Energy Fund III-A, LP (“Fund III-A”), which is the sole member of GREP Holdco III-A, LLC. GP III-B is the sole general partner of Grey Rock Energy Fund III-B, LP (“Fund III-B”) and Grey Rock Energy Fund III-B Holdings, LP (“Fund III-B Holdings”). Fund III-B and Fund III-B Holdings are the sole members of GREP Holdco III-B Holdings, LLC. As a result, (i) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A, and Fund III-A may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-A, LLC and (ii) Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the Granite Ridge common stock owned by GREP Holdco III-B Holdings, LLC. Fund III GP, GREP GP III, GREP GP III Holdings, GP III-A and Fund III-A disclaim beneficial ownership of the Granite Ridge common stock to by GREP Holdco III-A, LLC in excess of such entity’s pecuniary interest therein. Fund III GP, GREP GP III, GREP GP III Holdings, GP III-B, Fund III-B and Fund III-B Holdings disclaim beneficial ownership of the Granite Ridge common stock held by GREP Holdco III-B Holdings, LLC in excess of such entity’s pecuniary interest therein.

(3)
Investment discretion with respect to each of Fund II GP and Fund III GP and their respective indirect subsidiaries, which hold the Granite Ridge common stock referred to in notes 1-2 above, is maintained by a separate investment committee constituted at each of Fund II GP and Fund III GP (each, a “Grey Rock Investment Committee”). The members of each Grey Rock Investment Committee are Matthew Miller, Griffin Perry and Kirk Lazarine. Approval of a majority of the members of each of the respective Grey Rock Investment Committees is required to approve any investment decision for each of Fund II GP and Fund III GP. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no member of any Grey Rock Investment Committee exercises voting or dispositive control over any of the securities held directly or indirectly by any of Fund II GP or Fund III GP, even those in which he directly holds a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of such shares.

(4)
Includes stock options to acquire 65,351 shares of Granite Ridge common stock that are currently vested or vest within 60 days. Includes 13,287 shares of restricted stock that are unvested and subject to forfeiture.

(5)
Includes stock options to acquire 65,351 shares of Granite Ridge common stock that are currently vested or vest within 60 days. Includes 13,287 shares of restricted stock that are unvested and subject to forfeiture.

(6)
Includes 130,834 shares owned directly by Mr. Darden and 37,584 shares owned by Monticello Avenue LLC, over which Mr. Darden has voting and investment power. Mr. Darden disclaims beneficial ownership of shares held by Monticello Avenue LLC, except to the extent of his pecuniary interest.

(7)
Includes stock options to acquire 130,702 shares of Granite Ridge common stock that are currently vested or vest within 60 days. Includes 26,574 shares of restricted stock that are unvested and subject to forfeiture.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Business Combination Agreement
On October 24, 2022, ENPC and Granite Ridge, consummated the Business Combination pursuant to the terms of the Business Combination Agreement, dated as of May 16, 2022 (the “Business Combination Agreement”), by and among ENPC, Granite Ridge, ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Granite Ridge (“ENPC Merger Sub”), GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Granite Ridge (“GREP Merger Sub”), and GREP Holdings, LLC, a Delaware limited liability company (“GREP”). Pursuant to the Business Combination Agreement, on October 24, 2022, (i) ENPC Merger Sub merged with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Granite Ridge and (ii) GREP Merger Sub merged with and into GREP (the “GREP Merger,” and together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Granite Ridge (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination,” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).
In connection with the Business Combination, public stockholders of 39,343,496 shares of ENPC Class A common stock exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.07 per share, or an aggregate of approximately $396.1 million. The members of GREP (the “Existing GREP Members”) and their direct and indirect members were issued 130.0 million shares of Granite Ridge common stock at the closing of the Business Combination. Upon consummation of the Business Combination, each public stockholder’s ENPC common stock and ENPC warrants were automatically converted into an equivalent number of shares of Granite Ridge common stock and Granite Ridge warrants as a result of the Business Combination. At the effective time of the Mergers, (i) 495,357 shares of ENPC Class F common stock were converted to 1,238,393 shares of ENPC Class A common stock of which an aggregate of 220,348 of those shares were subsequently forfeited pursuant to provisions set forth in the Sponsor Agreement) and the remaining shares of ENPC Class F common stock outstanding were automatically cancelled for no consideration (the “ENPC Class F Conversion”) (ii) all other remaining shares of ENPC Class A common stock held by Holdco and the independent directors of ENPC were automatically cancelled without any conversion, payment or distribution (the “Sponsor Share Cancellation”) and (iii) all shares of ENPC Class B common stock outstanding were deemed transferred to ENPC and surrendered and forfeited for no consideration (the “ENPC Class B Contribution”). Following the ENPC Class F Conversion, the Sponsor Share Cancellation, the ENPC Class B Contribution and the CAPSTM Separation, each share of ENPC Class A common stock outstanding was automatically converted into one share of Granite Ridge common stock. The aggregate consideration paid in the Business Combination to the Existing GREP Members and their direct and indirect members consisted of 130.0 million shares of Granite Ridge common stock.
Warrant Agreement Assignment, Assumption and Amendment
On October 24, 2022, the Company entered into the Assignment, Assumption and Amendment Agreement (the “Warrant Agreement Amendment and Assignment”), by and among the Company, ENPC and Continental Stock Transfer & Trust Company (“Continental”). The Warrant Agreement Amendment and Assignment assigned the existing Warrant Agreement, dated September 15, 2020, as amended on March 24, 2021, by and between ENPC and Continental (as amended, the “Existing Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations under such agreement.
Pursuant to the Warrant Agreement Amendment and Assignment, ENPC assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all warrants of ENPC to purchase shares of ENPC Class A common stock, par value $0.0001 per share (“ENPC Class A common stock”), as contemplated under the Existing Warrant Agreement, will no longer be exercisable for shares of ENPC Class A common stock, but instead will be Granite Ridge warrants exercisable for shares of common stock, par value $0.0001 per share, of Granite Ridge (“Granite Ridge common stock”), on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Agreement Amendment and Assignment.

Registration Rights and Lock-Up Agreement
On October 24, 2022, the Company entered into the Registration Rights and Lock-Up Agreement (the “RRA and Lock-Up Agreement”) with Granite Ridge, ENPC Holdings II, LLC, a Delaware limited liability company (“Holdco”), Richard Boyce, Michael M. Calbert, Gisel Ruiz and the Existing GREP Members, with respect to the shares of Granite Ridge common stock issued as consideration under the Business Combination Agreement. The RRA and Lock-Up Agreement includes, among other things, the following provisions:
Registration Rights.   Granite Ridge was required to file this resale shelf registration statement on behalf of certain Granite Ridge security holders promptly after the closing of the Business Combination to register shares of Granite Ridge common stock held by Holdco, Richard Boyce, Michael M. Calbert, Gisel Ruiz and the Existing GREP Members. The RRA and Lock-Up Agreement will also provide certain demand rights and piggyback rights to the Granite Ridge security holders, subject to certain specified underwriter cutbacks and issuer blackout periods. Granite Ridge shall bear all costs and expenses incurred in connection with this resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the RRA and Lock-Up Agreement, whether or not the registration statement becomes effective.
Lock-Up.   Existing GREP Members will not be able to transfer any shares of Granite Ridge common stock beneficially owned or otherwise held by them for a period that is the earlier of (i) 180 days from the date of the closing of the Business Combination; (ii) the date on which the closing price of the Granite Ridge common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period or (iii) the date on which Granite Ridge completes a liquidation, merger, stock exchange or other similar transaction that results in all of Granite Ridge’s stockholders having the right to exchange their shares of Granite Ridge common stock for cash, securities or other property. In connection with and in order to facilitate the closing of the Business Combination, the Company waived the lock-up restrictions with respect to all shares that would have been issued to GREP Holdco I LLC at closing, 3,357,807 shares that would have been issued to GREP Holdco II LLC at closing and 4,967,367 shares that would have been issued to GREP Holdco II-B Holdings, LLC at closing. Subsequent to the closing, the Company waived the lock-up restrictions with respect to 9,507,742 shares of common stock owned by GREP Holdco II LLC and 14,050,471 shares of common stock owned by GREP Holdco II-B Holdings, LLC. As of the date hereof, 95,123,520 shares of Granite Ridge common stock will remain subject these transfer restrictions.
Termination of Letter Agreement.   In connection with the consummation of the Business Combination, the letter agreement, dated September 15, 2020, by and among ENPC, ENPC Holdings, LLC, a Delaware limited liability company (“Sponsor”), Holdco and the other parties thereto, was terminated at closing and Sponsor, Holdco and such parties will not be subject to contractual lock-up periods preventing them from transferring any shares of Granite Ridge common stock beneficially owned or otherwise held by them.
Management Services Agreement
On October 24, 2022, in connection with the consummation of the Business Combination, Grey Rock Administration, LLC, a Delaware limited liability company (“Manager”) indirectly owned by four of the Company’s directors, Matthew Miller, Griffin Perry, Thaddeus Darden and Kirk Lazarine, entered into a Management Services Agreement with Granite Ridge (the “MSA”). Under the MSA, Manager will provide general management, administrative and operating services covering the oil and gas assets and other properties of Granite Ridge (the “Assets”) and the day-to-day business and affairs of Granite Ridge relating to the Assets. Granite Ridge shall pay Manager an annual services fee of $10 million and shall reimburse Manager for certain Granite Ridge group costs related to the operation of the Assets (including for third party costs allocated or attributable to the Assets). The initial term of the MSA expires on April 30, 2028; however, the MSA will automatically renew for additional consecutive one-year renewal terms until terminated in accordance with its terms. Upon any termination of the MSA, Manager shall provide transition services for a period of up to 90 days.

If Granite Ridge terminates the MSA for convenience prior to the end of the initial term or any renewal term if less than 90 days’ notice is given by Granite Ridge, or upon a change of control of Granite Ridge (or a sale of all or substantially all the Assets of Granite Ridge), or if Manager terminates the MSA due to Granite Ridge’s uncured material breach of the MSA, then Granite Ridge will be required to pay a termination fee to Manager equal to the lesser of $10 million or 50% of the remaining unpaid annual service fee applicable to the remainder of the initial term or to any renewal term, as applicable. Granite Ridge will not be required to pay a termination fee if the MSA is terminated by notice (a) by Granite Ridge with at least 90 days’ notice prior to expiration of the initial term or any renewal term, or (b) terminated by notice by Granite Ridge (i) upon a change of control or bankruptcy of Manager, (ii) upon the occurrence of certain key person events, (iii) upon the occurrence of uncured circumstances of malfeasance by Manager or certain of its employees or (iv) upon Manager’s uncured material breach of the MSA.
Manager is obligated to provide the services in good faith, in a workmanlike, reasonable and prudent manner, with at least the same degree of care, judgment and skill as historically provided by Manager with respect to the Assets prior to the Business Combination, in accordance with customary oil and gas industry practices and standards and in material compliance with contractual requirements affecting the Assets and all applicable laws. Manager will also indemnify Granite Ridge for (i) Manager’s own gross negligence, willful misconduct and actual fraud and (ii) any claims by Manager’s (and its affiliates’) employees or consultants relating to the terms and conditions of their employment or arrangement with Manager or such affiliate, except and excluding claims under agreements with Granite Ridge or its subsidiaries.
During the term of the MSA, each of Manager and Granite Ridge will be required to present to the other all opportunities sourced by it to acquire or invest in upstream oil, gas or other hydrocarbon assets located in North America. During the Term (as defined therein), each such opportunity will be offered 75% to Granite Ridge and 25% to Grey Rock Energy Fund IV-A, LP, Grey Rock Energy Fund IV-B, LP, and Grey Rock Energy Fund IV-B Holdings, LP, each Delaware limited partnerships (collectively, “Fund IV”) (or any additional oil and gas-focused funds or investment vehicles formed by affiliates of Manager admitted as a party to the MSA in accordance with its terms) with associated costs to be allocated in accordance with the ownership percentage in any assets acquired.
Indemnity Agreements
On October 24, 2022, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of Matthew Miller, Griffin Perry, Thaddeus Darden, Kirk Lazarine, John McCartney, Amanda N. Coussens and Michele J. Everard, each of whom is a director of the Company, and Luke C. Brandenberg, Tyler S. Farquharson, and Emily Fuquay, each of whom is an officer of the Company. Each Indemnity Agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.
Policies and Procedures for Related Person Transactions
Policy for Approval of Related Party Transactions
The Granite Ridge Board has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Granite Ridge was, is or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (with such transactions being “Interested Transactions”).
The Conflicts Committee reviews the material facts relating to all Interested Transactions and either approves or disapproves of the Company’s entry into the Interested Transaction, subject to certain exceptions. If advance Conflicts Committee approval of an Interested Transaction is not feasible, then at the Conflicts Committee’s next meeting, the Interested Transaction will be considered and, if the Conflicts Committee determines it to be appropriate, ratified (or if not ratified, the Conflicts Committee will determine if the transaction should be terminated). In determining whether to approve or ratify an Interested Transaction, the Conflicts Committee will take into account, among other factors it deems appropriate, whether the

Interested Transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the Interested Transaction is material to the Company and the extent of the Related Party’s interest in the Interested Transaction.
A “Related Party” under this policy will include: (i) the Company’s directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; (iv) a senior officer of the Manager providing services to the Company pursuant to the MSA; and (v) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act.
OTHER MATTERS
As of the date of this proxy statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.
PROPOSALS OF STOCKHOLDERS
To be considered for inclusion in the proxy statement for the 2024 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Corporate Secretary of Granite Ridge Resources, Inc., at the address of our principal offices (see page 1 of this proxy statement), and must be received no later than the close of business on December 14, 2023. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting other than to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of Granite Ridge Resources, Inc. regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2024 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Granite Ridge Resources, Inc. no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting date, and not later than (i) the 90th day prior to the 2024 Annual Meeting date or (ii) the tenth day after public disclosure of the 2024 Annual Meeting date, whichever is later. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements set forth in our Bylaws and the applicable rules and regulations of the SEC.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
AND PROXY STATEMENT
We are providing our notice of the Annual Meeting, access to the proxy statement and Annual Report via the “notice and access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this proxy statement by mail will continue to receive a separate voting instruction form.

We agree to deliver promptly, upon written or oral request, a separate copy of the proxy statement and 2022 Annual Report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders who hold shares in “street name” may contact their bank, broker or other nominee to request information about householding.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK * * * EASYIMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailGranite Ridge Resources, Inc.Your Internet vote authorizes the named proxies to vote yourshares in the same manner as if you marked, signed and returnedyour proxy card. Votes submitted electronically over the Internetmust be received by 11:59 p.m., Central Time, on May 24, 2023.INTERNET –www.csproxyvote.comUse the Internet to vote your proxy. Have your proxycard available when you access the above website.Follow the prompts to vote your shares.Vote at the Meeting –If you plan to attend the virtual online annualmeeting, you will need your 12 digit control numberto vote electronically at the annual meeting. Toattend;https://www.cstproxy.com/graniteridge/2023MAIL – Mark, sign and date your proxy card andreturn it in the postage-paid envelope provided priorto the annual meeting.PLEASE DO NOT RETURN THE PROXY CARDIF YOU ARE. VOTING ELECTRONICALLY FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED PROXY CARDTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR" PROPOSALS 1 and 2.1.Election of Class I directors to serve until the 2026 annual meeting of stockholders or until their respective successors have been duly elected and qualified. Nominees:01) Thaddeus Darden02) Michele J. Everard03) Kirk LazarineTo withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below.————————————————2.Ratification of the appointment of FORVIS LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please mark☒your voteslike thisFORWITHHOLD FOR ALLALLALLEXCEPT☐ ☐ ☐FORAGAINST ABSTAIN☐ ☐ ☐CONTROL NUMBER Signature _________________________________ Signature, if held jointly _________________________________ Date _____________, 2023.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officers, please give title as such.

Important Notice Regarding the Internet Availability of ProxyMaterials for the 2023 Annual Meeting of StockholdersTo view the 2023 Proxy Statement, 2022 Annual Report on Form 10-K, and to attend the 2023 Annual Meeting, please go to: https://www.cstproxy.com/graniteridge/2023 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSGRANITE RIDGE RESOURCES, INC.The undersigned appoints LUKE BRANDENBERG and TYLER FARQUHARSON, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of GRANITE RIDGE RESOURCES, INC. held of record by the undersigned at the close of business on March 31, 2023 at theAnnual Meeting of Stockholders of GRANITE RIDGE RESOURCES, INC. to be held on May 25, 2023, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE (3) NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued and to be marked, dated and signed, on the other side)